Exhibit 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Francois Nader, President and Chief Executive Officer, certify that:

1.                                      I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of NPS Pharmaceuticals, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 20, 2015

/s/ Francois Nader
Francois Nader President and Chief Executive Officer